Exhibit 10.16

EXCHANGE AGREEMENT
dated as of October ____, 2010
by and among
BRAVO BRIO RESTAURANT GROUP, INC.,
BRAVO DEVELOPMENT HOLDINGS LLC
and

ALL OTHER SHAREHOLDERS OF BRAVO BRIO RESTAURANT GROUP, INC.

EXCHANGE AGREEMENT
          This is an Exchange Agreement (this “Agreement”) dated as of October __ 2010, by and among Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Company”), Bravo Development Holdings LLC, a Delaware limited liability company and majority shareholder of the Company (“Holdings”), and all other shareholders of the Company (which shareholders are listed on the signature pages hereto) (together with Holdings, the “Shareholders”).
RECITALS
          WHEREAS, the Company is contemplating an initial public offering (the “Offering”) of its Common Shares, no par value per share (such shares, the “New Common Shares”), pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 1, 2010, as the same may be amended from time to time (the “Registration Statement”);
          WHEREAS, as of the date hereof, the Shareholders constitute all the shareholders of the Company and own of record the number of shares of the Company’s Common Stock, par value $.001 per share (such shares, the “Existing Common Shares”), and shares of the Company’s Series A 14% Cumulative Compounding Preferred Stock, par value $.001 per share (such shares, the “Existing Preferred Shares”), as set forth opposite each of the Shareholders’ names on Exhibit A hereto, which shares constitute as of the date hereof, and will constitute immediately prior to the exchange transactions described below, all of the issued and outstanding Existing Common Shares and Existing Preferred Shares;
          WHEREAS, in anticipation of the Offering, the parties hereto desire that, immediately prior to the consummation of the Offering, (i) the Existing Common Shares will be exchanged for New Common Shares in accordance with the terms hereof and (ii) immediately following the exchange of Existing Common Shares for New Common Shares, the Existing Preferred Shares will be exchanged for New Common Shares in accordance with the terms hereof;
          WHEREAS, immediately prior to the consummation of the exchange transactions described above, the Company will adopt and file with the Secretary of State of the State of Ohio its Second Amended and Restated Articles of Incorporation (the “New Articles of Incorporation”) reflecting the Company’s new capital structure, including the authorization of the New Common Shares, and certain other changes necessitated by the Offering;
          WHEREAS, it is contemplated that, immediately after the consummation of the exchange transactions described above but immediately prior to the consummation of the Offering, Holdings will effectuate (i) the dissolution of Holdings and (ii) the distribution of the New Common Shares received by Holdings pursuant to the exchange transactions described above to its members in proportion to their ownership of outstanding membership units of Holdings; and

          WHEREAS, the above-referenced changes to the Company’s capital structure are intended to constitute reorganizations pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is being entered into in connection with that certain Agreement and Plan of Reorganization, dated as of the date hereof and attached as Exhibit B hereto (the “Plan of Reorganization”), which shall be deemed to constitute a “plan or reorganization” within the meaning of Code Section 368(a) and Treasury Regulations Section 1.368-2(g).
          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:
AGREEMENT
ARTICLE I
THE EXCHANGES
     1.1 Exchange of Existing Common Shares for New Common Shares.
          (a) At the Closing (as defined below), each Shareholder shall transfer and deliver to the Company, free and clear of all liens, the number of Existing Common Shares held by such Shareholder set forth opposite such Shareholder’s name in the second column of Exhibit A hereto, and, in exchange therefor, the Company shall issue to such Shareholder the number of New Common Shares set forth opposite such Shareholder’s name in the fourth column of Exhibit A (such exchange, the “Common Shares Exchange”). The number of New Common Shares set forth opposite each such Shareholder’s name in the fourth column of Exhibit A was derived by multiplying (i) the number of Existing Common Shares to be transferred and delivered by each such Shareholder by (ii) 6.8898763, rounded to a whole share. The Existing Common Shares so exchanged shall be deemed to be cancelled without further action of the Company.
          (b) Prior to or at the Closing, each Shareholder shall surrender to the Company all stock certificates evidencing Existing Common Shares owned by such Shareholder, free and clear of any lien, claim or encumbrance, duly endorsed for transfer or accompanied by stock powers or assignments duly executed with all necessary stock transfer stamps attached thereto. The obligation of each party to close the Common Shares Exchange shall be conditioned on the simultaneous closing by all the other parties to the Common Shares Exchange.
     1.2 Exchange of Existing Preferred Shares for New Common Shares.
          (a) Prior to the consummation of the Offering and immediately subsequent to the Common Shares Exchange, at the Closing, each Shareholder shall transfer and deliver to the Company, free and clear of liens, the number of Existing Preferred Shares held by such Shareholder set forth opposite such Shareholder’s name in the third column of Exhibit A hereto, and, in exchange therefor, the Company shall issue to such Shareholder the number of New Common Shares set forth opposite such Shareholder’s name in the fifth column of Exhibit A (such exchange, the “Preferred Shares Exchange”). The number of New Common Shares set forth opposite each such Shareholder’s name in the fifth column of Exhibit A was derived by multiplying (i) the number of Existing Preferred Shares to be transferred and delivered by each such Shareholder by (ii) 117.90974568263, rounded to a whole share. The Existing Preferred Shares so exchanged shall be deemed to be cancelled without further action of the Company.
          (b) Prior to or at the Closing, each Shareholder shall surrender all stock certificates evidencing Existing Preferred Shares owned by such Shareholder, free and clear of any lien, claim or encumbrance, duly endorsed for transfer or accompanied by stock powers or assignments duly executed with all necessary stock transfer stamps attached thereto. The obligation of each party to close the Preferred Shares Exchange shall be conditioned on the simultaneous closing by all the other parties to the Preferred Shares Exchange.
     1.3 Restrictive Legends. It is understood and agreed that the certificates evidencing the shares of New Common Shares to be delivered at the Closing, and each certificate issued upon transfer thereof, shall bear the following legend, in addition to any other legends required by Ohio law:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT.
     1.4 Transfer Taxes. The Company will assume and pay all transfer taxes (but not income, franchise or other taxes measured by receipts or income) which are payable in connection with the execution, delivery and performance of this Agreement or the authorization and issuance of or exchange for New Common Shares hereunder or in connection with any modification of this Agreement. Each Shareholder will cooperate with the Company to obtain a refund of any such taxes from governmental authorities, if applicable.
ARTICLE II
THE CLOSING
     2.1 Closing.
          (a) Unless this Agreement shall have been earlier terminated in accordance with the terms of this Agreement, the closing of the Preferred Shares Exchange shall take place on the date of but immediately prior to the consummation of the Offering and the closing of the Common Shares Exchange shall occur, without any action on the part of any party hereto, on the date of but immediately prior to the closing of the Preferred Shares Exchange and simultaneously with the moment upon which the New Articles of Incorporation filed with the Secretary of State of the State of Ohio shall become effective (together, the “Closing”). The Closing shall take place at the offices of the Company, 777 Goodale Blvd., Suite 100, Columbus, Ohio 43212. The date of the Closing is referred to herein as the “Closing Date.”
          (b) All obligations of the parties under this Agreement are subject to the condition precedent that, concurrently with the closing of the Common Shares Exchange, the New Articles of Incorporation shall have been filed with the Secretary of State of the State of Ohio and shall have become effective.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholders, as of the date hereof and as of the Closing, as set forth below:
          (a) Existence, Qualification and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Ohio. The Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy laws and other similar laws affecting creditors’ rights generally.
          (b) New Common Shares. The New Common Shares to be issued to the Shareholders pursuant to this Agreement will be, when issued, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free and clear of all liens, encumbrances, equities and claims (other than securities law restrictions and restrictions under that certain (x) New Investors Securities Holders Agreement, dated as of June 29, 2006, by and among the Company, Holdings and the other investors and parties named therein (the “New Investors Securities Holders Agreement”) and (y) Securities Holders Agreement, dated as of June 29, 2006, by and among the Company, Holdings, Alton F. Doody III, John C. Doody and the other investors and parties named therein (the “Securities Holders Agreement”)) and (iii) issued without violation of any preemptive rights.
     3.2 Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Closing, as set forth below:
          (a) Existence, Qualification and Authority.
               (i) In respect of Holdings, Holdings is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. The execution, delivery and performance by Holdings of this Agreement have been duly authorized by all necessary action. Holdings has the requisite power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
               (ii) In respect of each Shareholder, other than Holdings, such Shareholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
               (iii) This Agreement has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy laws and other similar laws affecting creditors’ rights generally.
          (b) Existing Common Shares and Existing Preferred Shares. Such Shareholder owns of record 100% of the Existing Common Shares and Existing Preferred Shares set forth opposite such Shareholder’s name on Exhibit A hereto, free and clear of any lien, claim or encumbrance, and, other than (x) the New Investors Securities Holders Agreement, (y) that certain Registration Rights Agreement, dated as of June 29, 2006, by and among the Company, Holdings and the other investors named therein and (z) the Securities Holders Agreement, as of the date hereof, there are no, and immediately prior to the Closing there will be no, shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the Company to which such Shareholder is a party.
          (c) Provisions Relating to Securities Laws. Such Shareholder acknowledges that the shares of New Common Shares received pursuant to the Common Shares Exchange and/or the Preferred Shares Exchange, as the case may be, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities laws, and are being issued in reliance on exemptions from the registration requirements of the Securities Act and any applicable state securities or blue sky laws. Each Shareholder agrees to refrain from transferring or otherwise disposing of the New Common Shares (other than, in the case of Holdings, to its members) or any interest therein in such manner as to cause the Company to violate the registration requirements of the Securities Act or any applicable state securities or blue sky laws.
ARTICLE IV
OTHER MATTERS
     4.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated (and the transactions contemplated herein may be abandoned) at any time before the Closing (a) by mutual written consent of Holdings, on the one hand, and the Company, on the other hand or (b) by Holdings, on the one hand, or the Company, on the other hand, upon notice given to the other, if any governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement. In the event of any termination of this Agreement as provided in this Section 4.1, (i) written notice thereof shall promptly be given to the other parties hereto and this Agreement shall forthwith become wholly void and terminate and of no further force and effect except for this Section 4.1 (Termination) and Sections 4.3 (Further Assurances; Lock-up), 4.5 (Assignment and Binding Effect), 4.6 (Amendment and Waiver), 4.7 (Notices), 4.8 (Applicable Law; Consent to Jurisdiction), 4.9 (No Benefit to Others), 4.10 (Headings), 4.11 (Severability), 4.12 (Counterparts) and 4.13 (Independent Nature of Obligations and Rights), and (ii) there shall be no liability on the part of any of the parties hereto, except that such termination shall not preclude any party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other party of any representation, warranty, covenant or agreement contained herein prior to such termination.
     4.2 Termination of Agreements. The Company and the Shareholders party to the New Investors Securities Holders Agreement and/or the Securities Holders Agreement agree that, effective as of the Closing, such agreements automatically shall be terminated in their entirety, shall be null and void and shall no longer be in full force and effect and that all rights and obligations thereunder shall cease upon the Closing.
     4.3 Further Assurances. Each of the parties shall from time to time after the Closing Date, at the reasonable request of any other party, execute, acknowledge and deliver to such other party such other instruments of conveyance and transfer or assumption and will take such other actions and execute and deliver such other documents, certifications and further assurances as such other party may reasonably require in order to effect the transactions contemplated hereby and will use commercially reasonable efforts to cooperate with the other parties and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.
     4.4 Contents of Agreement. This Agreement, including the Exhibits hereto, and, with respect to the Company and Holdings only, the Plan of Reorganization, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all previous agreements and understandings, oral or written, between or among the parties regarding the transactions contemplated hereby. The transactions contemplated hereby constitute a reclassification within the meaning of Rule 16b-7 promulgated under the Securities Exchange Act of 1934, as amended.
     4.5 Assignment and Binding Effect. This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each party.
     4.6 Amendment and Waiver. Except for as expressly set forth herein, this Agreement shall not be amended or modified, and no provision hereof shall be waived, except by written instrument duly executed by each of the parties hereto. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No failure to exercise, and no delay in exercising, by any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.
     4.7 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, delivered by courier or sent by registered or certified mail or by Federal Express or other overnight mail service, postage prepaid, or by facsimile, with written confirmation to follow, as follows:
If to the Company, to:
Bravo Brio Restaurant Group, Inc.
777 Goodale Blvd.
Suite 100
Columbus, Ohio 43212
Attention: Chief Executive Officer
Facsimile No.: (614) 326-7943
With a required copy to (which shall not itself constitute notice):
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Carmen J. Romano, Esq. and James A. Lebovitz, Esq.
Facsimile No.: (215) 994-2222
If to Holdings:
c/o Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street, 29th Floor
New York, NY 10022
Attention: Harold O. Rosser, II
Facsimile No.: (212) 521-3799
With a required copy to (which shall not itself constitute notice):
Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street, 29th Floor
New York, NY 10022
Attention: Harold O. Rosser, II
Facsimile No.: (212) 521-3799
Castle Harlan, Inc.
150 East 58th Street

New York, NY 10155
Attention: David B. Pittaway
Facsimile No.: (212) 593-5955
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: Carmen J. Romano, Esq. and James A. Lebovitz, Esq.
Facsimile No.: (215) 994-2222
          If to any other Shareholder, to such Shareholder’s address as set forth in the records of the Company, or to such other address or facsimile numbers as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if such date is not a business day, on the next business day.
     4.8 Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to such State’s laws and principles regarding the conflict of laws. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Ohio or any Ohio state court in connection with any dispute that arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Ohio or an Ohio state court unless venue would not be proper under rules applicable in such courts and (d) waives any right to which it may be entitled, on account of place of residence or domicile.
     4.9 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons.
     4.10 Headings. The headings in this Agreement are solely for convenience of reference and shall not limit or otherwise affect the meaning of this Agreement.
     4.11 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     4.12 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall only become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties.
     4.13 Independent Nature of Obligations and Rights. The obligations of each Shareholder under this Agreement are several and not joint with the obligations of each other party, and no Shareholder shall be responsible in any way for the performance of the obligations of any other party under this Agreement.
     4.14 Remedies. Each party to this Agreement acknowledges and agrees that in the event of any breach of this Agreement by such party, any of the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees (i) to waive the defense in any action for specific performance that a remedy at law would be adequate and (ii) any of the other parties hereto, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

BRAVO BRIO RESTAURANT GROUP, INC.
By:
Name:
Title:

SHAREHOLDERS BRAVO DEVELOPMENT HOLDINGS LLC
By:
Name:
Title:

Alton F. Doody, III

Saed Mohseni

James J. O’Connor
[Signature Page to Exchange Agreement]

Bret Adams

Kathleen L. Chugh

Mike Creedon

Ronald F. Dee

John C. Doody

Alice Elliot

Gary Ertl

Vernessa W. Gates

Matt Harding

Joe Isbell
[Signature Page to Exchange Agreement]

Lance Juhas

Timothy M. Kenrick

Michael L. Moser

Brian T. O’Malley

John Odachowski

Jeff Ramm

Diane Reed

Lou Rios

Nicole Roope

Justin Stratford
[Signature Page to Exchange Agreement]

Laura Tappen

Debbie Ticknor

Tom Vahle

Mike Woodburn

Philip S. Yandolino
[Signature Page to Exchange Agreement]